UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  March 17, 2005

--------------

ANDEAN DEVELOPMENT CORPORATION

(Name of Small Business issuer in its charter)

              FLORIDA

                    33-90696               65-0420146

     (State or other jurisdiction of            (Commission File No.)    (IRS Employer

      incorporation or organization)

    Identification No.)

254-16 Midlake Boulevard, SE, Calgary, AB T2X 2X7

(Address of principal executive offices)

403.256.6730

(Registrant’s telephone number)

-------------------------

Item 4.01  Changes in Registrant’s Certifying Accountant

On March 17, 2005, the Registrant’s Board of Directors declined to re-appoint Jewett, Schwartz & Associates of Hollywood, Florida as its independent auditors.  There are not now, nor have there ever been any disagreements with Jewett, Schwartz & Associates regarding any accounting or financial disclosure matters. A copy of the resignation letter is attached to this report as Exhibit 16:1

Madsen & Associates CPA’s, Inc. of Salt Lake City, Utah has been appointed the registrant’s new independent auditor.

The registrant has not consulted with Madsen & Associates, CPA’s, Inc. on any accounting matters prior to its engagement.

A copy of Board minutes outlining and approving the above actions is included in this filing as Exhibit 16.1

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDEAN DEVELOPMENT CORPORATION

/S/ Lance Larsen

     Lance Larsen, Secretary/Treasurer

Date   April 15, 2005

EXHIBIT 16.1

BOARD MINUTES

MINUTES OF THE BOARD OF DIRECTORS

OF

ANDEAN DEVELOPMENT CORPORATION

At a meeting of the board of directors of Andean Development Corporation held on March 17, 2005, following resolution was put forth:

RESOLVED: that the Board decline to reappoint the Accounting firm of  Jewett Schwartz & Associates as the corporation’s independent Certified Public Accountants.

This decision was arrived at reluctantly.  The fees proposed by Jewett Schwartz & Associates were considered to be much higher than the Company can easily manage.

Since the Registrant appointed Jewett, Schwartz & Associates on or before March 17, 2004, there have been no disagreements with Jewett, Schwartz & Associates on  any  matter  of  accounting  principles or practices,  financial  statement disclosure,  or  auditing  scope or procedure or  any  reportable  events.  The Auditor’s  Reports  on  the financial statements for the  Registrant for  the fiscal  year  ended  December 31, 2003 did not contain any  adverse  opinion  or  a disclaimer of opinion.

The Company has authorized Jewett, Schwartz & Associates to respond fully to the inquiries of any successor accounting firm.

The Company has provided Jewett, Schwartz & Associates with these disclosures, and has requested that they furnish the Company with a letter, addressed to the Securities and Exchange Commission, stating whether or not they agree with the statements contained herein, as required by Item 304(a)(3) of Regulation S-B.  Jewett, Schwartz & Associates have provided such a letter.

Andean Development Corporation has appointed Madsen & Associates CPA’s of Salt Lake City, Utah as its independent Certified Public Accountant.

The motion was carried.

There being no further business, the meeting was adjourned.

Attest: s/s Lance R. Larsen

 Lance R. Larsen, Secretary